                 [COOLEY GODWARD LLP LETTERHEAD]

                                                MICHAEL R. JACOBSON
                                                415 843-5031
                                                jacobsonmr@cooley.com

July 18, 1997


Biocircuits Corporation
1324 Chesapeake Terrace
Sunnyvale, CA 94089

RE:  BIOCIRCUITS CORPORATION

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Biocircuits Corporation (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of 13,707,134 shares of the Company's common stock (the "Shares"), with a par value of $0.001, to be sold by certain stockholders as described in the Registration Statement. Of the Shares (i) 6,853,567 were issued by the Company pursuant to a private placement of common stock on July 3, 1997, (the "Common Shares") and (ii) 6,853,576 (the "Warrant Shares") are issuable upon the exercise of warrants issued by the Company on July 3, 1997 (the "Warrants").

In connection with this opinion, we have examined the Registration Statement, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Common Shares are validly issued, fully paid, and nonassessable and (ii) the Warrant Shares, when sold and issued upon exercise of the Warrants and in accordance with the terms thereof, and in accordance with the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Michael R. Jacobson

Michael R. Jacobson